Exhibit 10.28

CIT GROUP INC.

SUPPLEMENTAL SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2008)

CIT GROUP INC.
SUPPLEMENTAL SAVINGS PLAN

Table of Contents

ARTICLE I.

PURPOSE

            CIT Group Inc. (previously known as CIT Group Holdings, Inc.) adopted the Plan effective as of January 1, 1990. The Plan was last amended and restated as of January 1, 2005.

            The Plan is hereby amended and restated as of January 1, 2008. Unless otherwise expressly provided herein, the rights of any person who had a Separation from Service, died or retired on or before January 1, 2008, shall be determined solely under the terms of the Plan in effect on the date of such person’s Separation from Service, death or retirement.

            The purpose of the Plan is to establish a means of providing unfunded benefits for certain eligible employees and their beneficiaries which are in excess of the limitations on certain contributions to the CIT Group Inc. Savings Incentive Plan imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended.

            The Plan is intended to constitute an excess benefit plan and an unfunded deferred compensation plan for a select group of management and highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II.

DEFINITIONS

            When used herein, the following terms shall have the meanings set forth below. Other terms used herein which are defined in the Savings Plan shall have the same meaning when used in this Plan.

     2.1 “Account” means the unfunded bookkeeping account established for each Member.

     2.2 “Beneficiary” means the Beneficiary validly designated by a Member under the Savings Plan, to receive the amount, if any, payable under the Savings Plan upon the Member’s death.

     2.3 “Board” means the Board of Directors of the Company or a duly appointed committee thereof of which may be delegated responsibility with respect to the Plan.

     2.4 “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

     2.5 “Committee” means the “Employee Benefit Plans Committee,” as defined in the Savings Plan.

     2.6 “Company,” means CIT Group Inc. (formerly known as CIT Group Holdings, Inc.) or any successor thereto.

     2.7 “Effective Date” means January 1, 1990.

     2.8 “Employer” means the Company and any Affiliate that, with the consent of the Board, adopts the Plan.

     2.9 “409A Account” means the portion, if any, of a Member’s Account under the Plan that is not earned and vested as of December 31, 2004 or earnings attributable to amounts not earned and vested as of December 31, 2004.

     2.10 “Member” means an employee of an Employer who is participating in the Plan.

     2.11 “Non-409A Account” means the portion of a Member’s Account that is both earned and vested as of December 31, 2004, including earnings attributable thereto earned after 2004.

     2.12 “Plan” means this CIT Group Inc. Supplemental Savings Plan (formerly known as the CIT Group Holdings, Inc. Supplemental Savings Plan), as amended from time to time.

     2.13 “Plan Year” means the calendar year.

     2.14 “Savings Plan” means CIT Group Inc. Savings Incentive Plan (formerly known as the CIT Group Holdings, Inc. Savings Incentive Plan), as amended from time to time.

     2.15 “Separation from Service” means a “separation from service” from the Company and each of its Affiliates as determined under the default provisions included in the applicable Treasury regulations issued under Section 409A of the Code.

     2.16 “Specified Employee” means an employee of the Company or its Affiliates who will be a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code determined in accordance with the uniform methodology and procedures adopted by the Committee.

ARTICLE III.

ADMINISTRATION

     3.1 General Authority. The general supervision of the Plan shall be the responsibility of the Committee, which, in addition to such other powers as it may have as provided herein, shall have the power: (i) subject to Section 4.1, to determine eligibility to participate in, and the amount of benefit to be provided to any Member under, the Plan; (ii) to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan; (iii) to determine all questions arising in connection with the Plan, to interpret and construe the Plan, to resolve ambiguities, inconsistencies or omissions in the text of the Plan, to correct any defects in the text of the Plan and to take such other action as may be necessary or advisable for the orderly administration of the Plan; (iv) to make any and all legal and factual determinations in connection with the administration and implementation of the Plan; and (v) to employ and rely on legal counsel, actuaries, accountants and any other agents as may be deemed to be advisable to assist in the administration of the Plan. All such actions of the Committee shall be conclusive and binding upon all persons. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, controller, counsel, or other person employed or engaged by the Company with respect to the Plan. If any member of the Committee is a Member, such member shall not resolve, or participate in the resolution of, any question which relates directly or indirectly to him and which, if applied to him, would significantly vary his eligibility for, or the amount of, any benefit to him under the Plan.

     3.2 Delegation. The Committee shall have the power to delegate to any person or persons the authority to carry out such administrative duties, powers and authority relative to the administration of the Plan as the Committee may from time to time determine. Any action taken by any person or persons to whom the Committee makes such a delegation shall, for all purposes of the Plan, have the same force and effect as if undertaken directly by the Committee.

     3.3 Actions; Indemnification. The members of the Committee, the members of any other committee and any officer or employee of an Employer to whom responsibilities are delegated by the Committee shall not be liable for any actions or failure to act hereunder. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Committee (and each member thereof), the members of any other committee employed by an Employer and any officer or employee of an Employer to whom responsibilities are delegated by the Committee from and against any liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) incurred by or asserted against it or him by reason of its or his duties performed in connection with the operation or administration of the Plan.

ARTICLE IV.

SUPPLEMENTAL SAVINGS CONTRIBUTIONS AND BENEFITS

     4.1 Benefits. If at any time after the Effective Date, the amount of the contribution credited to the Flexible Retirement Contribution Account of any Member under the Savings Plan for any Plan Year is limited by the provisions of Code Sections 401(a)(17) or 415, such Member shall have credited to his or her Account under this Plan an amount equal to the excess of (i) the amount contributed to such Member’s Flexible Retirement Contribution Account for the Plan Year under the Savings Plan, computed without regard to Code Sections 401(a) (17) and 415, over (ii) the amount of the contribution actually made to such Member’s Flexible Retirement Contribution Account under the Savings Plan for such Plan Year. Such amount shall be credited to the Member’s Account under the Plan during the month of January following the applicable Plan Year.

     4.2 Payment. Amounts credited to a Member’s Account shall be payable upon the Member’s Retirement, Separation from Service or death. Members may not borrow against their Accounts or make in-service withdrawals.

     4.3 Valuation Date. A Member’s Account shall be valued (to include the crediting or debiting of investment experience as provided for in Plan § 4.5) as of the last day of each Plan

Year and as of the last day of the month coincident with or following the Member’s Severance Date.

     4.4 Investments. Each Member’s Account shall be credited with the same annual investment experience (positive or negative) as contributions made to his or her Flexible Retirement Contribution Account under the Savings Plan.

ARTICLE V.

SEPARATION FROM SERVICE

     5.1 Separation from Service. Upon the Member’s Separation from Service for any reason, distribution of the Member’s Account shall be made in a lump sum on the 5th day after the date of his or her Separation from Service; provided, however, that if such Member is a Specified Employee, then no payment from his 409A Account shall be made before the earlier of: (i) the date which is six months after his or her Separation from Service for any reason other than death, or (ii) his or her date of death. The distribution of the Member’s Non-409A Account shall be made in a lump-sum on the 5th day after the date of his or her Separation from Service. Upon the Member’s death, distribution of the balance of the Member’s Account shall be made to his or her Beneficiary.

ARTICLE VI.

SOURCE AND PAYMENT OF SUPPLEMENTAL SAVINGS BENEFITS

     6.1 Payment of Benefits. Payment of benefits under the Plan shall be made by the Member’s Employer. In the event supplemental savings benefits become payable to, or in respect of, a Member whose service included employment with more than one Employer, the Committee shall determine the proportion of such benefit to be paid by each such Employer.

     6.2 Unfunded Plan. All payments under the Plan shall be made from the general assets of the Employer making the payment. The Plan at all times shall be entirely unfunded, and no provision shall at any time be made with respect to segregating or earmarking any assets of the Company to represent the liability for accrued benefits under the Plan. No Member, surviving spouse or any other person shall have any interest in any particular assets of the Company by reason of a right to receive a benefit under the Plan, and any such Member, surviving spouse or other person shall have the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Notwithstanding the foregoing, nothing herein shall prevent the transfer of funds to a trust for the purpose of paying benefits under the Plan.

ARTICLE VII.

CLAIMS PROCEDURES

     7.1 Initial Claims. All claims for benefits under the Plan shall be submitted in writing to the Senior Vice President of Compensation and Benefits or such individual’s delegate

(the “Claims Reviewer”) who shall review and consider the merits of the claim. Written notice of the Claims Reviewer’s decision regarding the application for benefits shall be furnished to the claimant within 90 days after receipt of the claim; provided, however, that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstances requiring an extension and the date by which it is anticipated that a decision will be made. Any written notice denying a claim shall set forth the reasons for the denial, including a specific reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim and information regarding review of the claim and its denial, including a statement that the claimant may bring a civil action under Section 502(c) of ERISA if the claim is denied on appeal.

     7.2 Appeals of Decisions. A claimant may review all relevant documents and may request a review by the Committee of a decision denying the claim. Such a request shall be made in writing and filed with the Committee within 60 days after delivery to the claimant of written notice of the decision of the Claims Reviewer. Such written request for review shall contain all additional information that the claimant wishes the Committee to consider. The Committee may hold a hearing or conduct an independent investigation, and the decision on review shall be made as soon as possible after the Committee’s receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review. If such an extension of time for processing is required because of special circumstances, written notice of the extension shall be furnished prior to the commencement of the extension describing the reasons an extension is needed and the date when it is anticipated that the determination will be made. Written notice of the decision on review shall include specific reasons for the decision, including the relevant information described in Section 7.1 with respect to the initial denial and a statement that the claimant may review, upon request, copies of all documents relevant to the claimant’s claim.

     7.3 Finality. For all purposes under the Plan, such decision by the Claims Reviewer on claims (where no review is requested) and such decision by the Committee on review (where review is requested) shall be final, conclusive and binding on all interested persons as to participation and benefits eligibility, the amount of benefits and any other matter of fact or interpretation relating to the Plan.

     7.4 Statute of Limitations. A claimant wishing to seek judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action, including, without limitation, a civil action under Section 502(a) of ERISA, within one year of the date the final decision on the adverse benefit determination on review is issued or should have been issued under Section 7.2 or lose any rights to bring such an action. If any such judicial proceeding is undertaken, the evidence presented shall be strictly limited to the evidence timely presented to the Committee. Notwithstanding anything in the Plan to the contrary, a claimant must exhaust all administrative remedies available to such claimant under the Plan before such claimant may seek judicial review pursuant to Section 502(a) of ERISA.

ARTICLE VIII.

AMENDMENT AND TERMINATION

     8.1 Amendment. The Board may amend the Plan in any respect and at any time; provided, however, that no such amendment shall have the effect of reducing a Member’s accrued supplemental savings benefit. A Member’s accrued benefit at any time is the amount contingently payable under Article IV if his or her employment terminated on that date. Notwithstanding the foregoing, any amendment to the Plan which (i) is necessary or advisable to effect changes approved by the Board, (ii) makes changes required by applicable law, (iii) adopts technical or clarifying amendments or (iv) does not in any significant respect increase benefits or cost to the Company may be made by the Committee.

     8.2 Termination. The Board may terminate the Plan at any time. In the event of Plan termination, the benefit being paid to any person under Article IV shall continue to be paid in accordance with the terms of the Plan. In the event of Plan termination, each Member shall be fully vested in his or her accrued benefit.

     8.3 Section 409A Compliance. Notwithstanding any provision in the Plan to the contrary, the Committee shall have the unilateral right to amend or modify the Plan, and the time and manner of any payment of benefits under the Plan in accordance with Section 409A of the Code, in each case, without the consent of any Participant, to the extent that the Committee deems such action to be necessary or advisable to avoid the imposition on any Participant of adverse or unintended tax consequences under Section 409 of the Code. Any determinations made by the Committee under this Section 8.3 shall be final, conclusive and binding on all persons. Further, if any provision of this Plan would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on a Member or any other person of a penalty tax under Section 409A of the Code, the Committee may modify the terms of the Plan, without the consent of any Member, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax; provided, however, that any such reformation shall, to the maximum extent the Committee reasonably and in good faith determines to be possible, retain the economic and tax benefits to the affected Member hereunder while not materially increasing the cost to the Company of providing such benefits to the Member.

ARTICLE IX.

MISCELLANEOUS

     9.1 No Assignment. No person entitled to a benefit under the Plan shall have any power to assign, transfer, pledge, hypothecate or otherwise encumber the right to receive such payment, and any attempt to do so shall be void and will not be recognized by the Committee.

     9.2 Withholding. The Employer making a payment under this Plan shall withhold therefrom such amounts as may be required by federal, state or local law, and the amount payable under the Plan to the person entitled thereto shall be reduced by the amount so withheld.

     9.3 No Right to Continued Employment. Nothing in this Plan shall be construed to confer upon any person any legal right to be continued as an employee of any Employer, and each Employer expressly reserves the right to discharge any employee whenever the interest of the Company or Employer in its sole judgement may so require, without any liability on the part of the Company, the Employer or the Committee.

     9.4 Obligations. The Plan shall be binding upon and inure to the benefit of the Company, the Employers, their successors and each Member and his heirs, executors, administrators and legal representatives.

     9.5 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, I, _________________, a member of the Employee Benefit Plans Committee of the CIT Group Inc., do hereby certify that the attached Plan, as amended and restated as of January 1, 2008 has been adopted by unanimous written consent of the members of the Employee Benefit Plans Committee on the ____ day of May, 2008. This amendment and restatement of the Plan has been executed the ____ day of May, 2008.

By: __________________________